

通用钢铁控股

GENERAL STEEL HOLDINGS INC.

Second Quarter 2010
Earnings Call Presentation

Henry Yu, CEO & John Chen, CFO

August 6, 2010

Safe Harbor Statement

通用钢铁控股
GENERAL STEEL HOLDINGS INC.

This presentation (including the financial projections and any subsequent questions and answers) contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are only predictions and are not guarantees of future performance. Any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of General Steel Holdings, Inc. and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. These risk factors, include, but are not limited to, any comments relating to our financial performance, the competitive nature of the marketplace, the condition of the worldwide economy and other factors that have been or will be detailed in the Company's filings (including Forms 8-K, 10-K and 10-Q) or other documents filed with the Securities and Exchange Commission. For more detailed information on the Company, please refer to the Company filings with the Securities and Exchange Commission, which are available at http://www.sec.gov, or through the Company's Investor Relations website at http://www.gshi-steel.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Agenda

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GENERAL STEEL HOLDINGS INC.

- 2Q10 and 1H10 Financial Highlights
- Demand Drivers
- Key Operating Metrics
- Third Quarter 2010 Outlook
- New Board Members
- Q&A

2Q & 1H 2010 Financial Highlights

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GENERAL STEEL HOLDINGS INC.

Second Quarter Total Revenues Increased 22.7% Year-over-Year



USD in thousands
600,000
500,000
400,000
300,000
200,000
100,000
0
408,947
501,679
2009 Q2
2010 Q2

1H 2010 Total Revenues Increased 30.5% Year-over-Year



USD in thousands
1,000,000
900,000
800,000
700,000
600,000
500,000
400,000
731,741
954,702
1H 2009
1H 2010

Second Quarter Total Shipment Volume Increased 6.8% Year-over-Year



Metric Tons
1,020,000
1,000,000
980,000
960,000
940,000
920,000
955,504
1,010,755
2009 Q2
2010 Q2

1H10 Total Shipment Volume Increased 22.9% Year-over-Year



Metric Tons
2,200,000
2,000,000
1,800,000
1,600,000
1,400,000
1,673,640
2,056,086
1H 2009
1H 2010

This presentation is intended to be viewed in conjunction with General Steel Holdings, Inc. second quarter 2010 earnings call.

Demand Drivers

- **Direct beneficiary of the "Go West" economic initiative**
  - One of the top five economic priorities from 2011-2015
  - Continue to enjoy corporate tax rate at 15%
  - 235 construction and infrastructure projects under construction in Shaanxi Province this year

- **Guanzhong-Tianshui SEZ**
  - Covers two western provinces and seven cities, extending 70,000 square kilometers
  - Regional GDP per capital expected to double by year 2020
  - Construction planned from 2009 to 2020



% Increased GDP Comparison in First Quarter 2010
% Increased GDP
15.0%
13.0%
11.0%
9.0%
7.0%
5.0%
11.9%
13.8%
10.5%
5.8%
National
Shaanxi
Jiangsu
Guangdong

Source: National Bureau of Statistics of China, Shaanxi Development & Reform Commission.

Key Operating Metrics – Gross Profit

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GENERAL STEEL HOLDINGS INC.

Gross Profit was $7.4 Million in the Second Quarter of 2010



US$ (mm)
30.0
20.0
10.0
0.0
22.5
7.4
Q2 2009
Q2 2010

Gross Profit Margin was 1.5% in the Second Quarter of 2010



6%
5%
4%
3%
2%
1%
0%
5.5%
1.5%
Q2 2009
Q2 2010

Gross Profit Continued…

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GENERAL STEEL HOLDINGS INC.

Gross margin at our Longmen JV was adversely affected in the second quarter by the following factors:

- ASP decreased approximately 15% from middle of April to the end of June
- The price of our primary raw materials stayed at relatively high levels in the second quarter of 2010.

Monthly Average Selling Price of Rebar



In RMB with
In RMB with VAT
4600
4400
4200
4000
3800
4400
4200
4000
April-2010
May-2010
June-2010

Monthly Average Selling Price of Iron Ore and Coke



2000
1500
1000
Iron Ore
Coke
1100
1700
1200
1750
1200
1800
April-2010
May-2010
June-2010

EBITDA

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GENERAL STEEL HOLDINGS INC.

EBITDA for the three months ended and six months ended June 30, 2010 was $18.4 million and $28.3 million, respectively.

Consolidated Balance Sheet Highlights

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GENERAL STEEL HOLDINGS INC.

(USD ,000)

Assets:	June 30, 2010	December 31, 2009
Cash and Restricted Cash	$320,442	$274,159
Accounts Receivable	$21,493	$8,525
Notes Receivable	$56,355	$29,185
Inventories	$281,276	$208,087
Advances on Inventory Purchases	$48,883	$31,402
Total Current Assets	$829,415	$615,278
Property Plant and Equipment	$566,202	$555,111
Total Assets	$1,453,578	$1,228,064
Liabilities:		
Total Notes Payable	$388,080	$254,608
Total Accounts Payable	$279,606	$206,277
Total Short Term Loan	$275,306	$271,077
Customer Deposits	$282,987	$262,100
Taxes Payable	$6,020	$6,921
Total Current Liabilities	$1,288,715	$1,037,345
Shareholder's Equity	$154,910	$166,329

On August 5 2010, remaining notes outstanding from the Company's December 13, 2007 private placement have been converted into a total of 1,559,675 shares of Common Stock.

As of today, all of the convertible promissory notes issued on December 13, 2007 have now been converted into Common Stock.

Third Quarter 2010 Outlook

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GENERAL STEEL HOLDINGS INC.

- Trend of average selling price

- Trend of cost of raw materials
  - Iron Ore
  - Coke

- Strategy to protect profit margin in a tough environment
  - Negative impact on gross margin partially offset by improved production and cost efficiencies at our Longmen JV
  - Stable and low cost source of raw material

- Steel Industry Admittance and Operation Qualifications
  - Quantitative measures to evaluate steel facilities
  - Further supports government's resolution to consolidate the industry
  - Helps us to better qualify potential acquisition targets

New Board Members

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GENERAL STEEL HOLDINGS INC.

On July 23, 2010, the Company appointed Mr. Yong Tao Si and Ms. Angela He as directors.

- Mr. Si was the former Chairman of Baotou Iron and Steel Group Co., Ltd.

- Mr. Si is currently the Vice President of China Iron and Steel Association (CISA).

- Mr. Si's backgrounds and expertise will further enhance our government relations efforts and help to build higher management prestige among our peers.

- Ms. He serves as the Chief Financial Officer of Aero Technology.

- Ms. He was Senior Audit Manager for PriceWaterhouse Coopers in Los Angeles.

- Ms. He will bring seasoned financial experience to our board.

Contact Information

Jing Ou-Yang
General Steel Holdings, Inc.
Tel: + 86-10-5879-7346
Email: jing.ouyang@gshi-steel.com

Justin Knapp
Ogilvy Financial, Beijing
Tel: + 86-10-8520-6556
Email: gsi@ogilvy.com

Jessica Barist Cohen
Ogilvy Financial, New York
Tel: + 1-646-460-9989
Email: gsi@ogilvy.com